UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2026

   First Community Corporation

(Exact name of registrant as specified in its charter)

   South Carolina

(State or other jurisdiction of incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of principal executive offices)	(Zip Code)

   (803) 951-2265

(Registrant’s telephone number, including area code)

   Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $1.00 per share	FCCO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2026, the Boards of Directors of First Community Corporation (the “Company”) and First Community Bank (the “Bank”) approved the appointment of Terrance Ford and Shell K. Berry as directors of the Company and the Bank. Committee assignments for Mr. Ford and Ms. Berry have not yet been determined. Both Mr. Ford and Ms. Berry will participate in the current director compensation arrangements generally applicable to the Company’s non-employee directors as described in the Company’s Proxy Statement filed in connection with its 2026 Annual Meeting of Shareholders. There are no arrangements or understandings between Mr. Ford or Ms. Berry and any other persons pursuant to which they were selected as directors. In addition, neither Mr. Ford nor Ms. Berry has engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Mr. Ford, age 47, serves as the Vice President of AT&T South Carolina, a position he has held since 2023, where he leads the company’s statewide strategy, legislative affairs, public policy, philanthropy and external engagement. Prior to his appointment as Vice President, Mr. Ford served in various operational and leadership positions at AT&T over nearly three decades, including managing technical teams, overseeing installation and maintenance of advanced broadband services, leading network operations, and directing regional economic-development and community-affairs activities. Mr. Ford currently serves as Chairman of the Greater Columbia Chamber of Commerce Board of Directors. He holds a Bachelor’s degree and a Master of Business Administration from Webster University. The Board believes Mr. Ford’s ties to the Columbia, South Carolina community, a key market for the Bank, and his extensive experience in telecommunications, technology infrastructure, cybersecurity, governmental affairs and community development will enhance his ability to serve as a director of the Company.

Ms. Berry, age 54, serves as the President and Chief Executive Officer of the Community Foundation for the Central Savannah River Area (CSRA), a position she has held since 2015. Under her leadership, the Foundation has grown from approximately $60 million in assets to over $215 million. Prior to joining the Community Foundation, Ms. Berry worked in investment banking at Banc of America Securities LLC in Chicago and Atlanta, in development for the Atlanta Ballet, and owned a retail business. She currently serves as a member of the HUB Augusta Collaborative Board of Directors, the Augusta Economic Development Authority, Augusta Tomorrow Board of Directors and Union Presbyterian Seminary Board of Trustees. She holds a Bachelor’s degree in Communications from Wake Forest University and a Master in Management from the Kellogg School of Management at Northwestern University. The Board believes Ms. Berry’s ties to the Richmond County, Georgia community, a new and growing market for the Bank, and her extensive board experience and background in nonprofit management, finance and investment banking will enhance her ability to serve as a director of the Company.

FORWARD-LOOKING STATEMENTS

Certain statements in this report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements, including, among others, the risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov). We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

By:	/s/ D. Shawn Jordan
Name:	D. Shawn Jordan
Title:	Chief Financial Officer

Dated: September 16, 2026